UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2023

Infinity Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Massachusetts Avenue, Floor 4, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 453-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INFI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2023, Infinity Pharmaceuticals, Inc. (the “Company”) received a delisting determination letter (the “Determination Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”). The Determination Letter indicated that, based on (i) the Company’s continued non-compliance with The Nasdaq Global Select Market’s requirement to maintain a minimum bid price of $1.00 per share under Listing Rule 5450(a)(1) and (ii) the Company’s failure to provide adequate detail regarding its compliance plan to justify the Nasdaq Hearings Panel (the “Panel”) granting an exception to the continued listing standards, the Company’s common stock will be suspended from trading on Nasdaq at the open of business on September 14, 2023 unless the Company requests a review of this decision. The Company does not plan to request a review of the Panel’s decision.
The Company’s common stock may be eligible to be quoted on the Pink Open Market operated by the OTC Markets Group Inc. if a market maker sponsors the security and complies with Rule 15c2-11 under the Securities Exchange Act of 1934, as amended, but the Company can provide no assurances that a public market for trading the Company’s common stock will exist after the expected suspension of trading on September 14, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.
Date: September 13, 2023	By:	/s/ Seth A. Tasker
Chief Executive Officer